UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
VELOCITY PORTFOLIO GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-00008422
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1800 Route 34 North
Building 4, Suite 404A
Wall, NJ 07719
(732) 556-9090
(Address of principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Units, each consisting of one share of common stock, one Class A Warrant, one Class B Warrant, and one Class C Warrant	NYSE Alternext US
Class A Warrants included in the Units	NYSE Alternext US
Class B Warrants included in the Units	NYSE Alternext US
Class C Warrants included in the Units	NYSE Alternext US
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates (if applicable): File No. 333- 153549
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.
     The securities to be registered hereby are the units, class A warrants, class B warrants, and class C warrants of Velocity Portfolio Group, Inc. (the “Company”). The description of the units, class A warrants, class B warrants, and class C warrants contained in the section entitled “Description of Securities” in the prospectus included in Amendment No. 4 to the Company’s Registration Statement on Form S-1 (File No. 333-153549) filed with the Securities and Exchange Commission on February 6, 2009, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Certain information regarding these securities shall be contained in a prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933. This prospectus, as well as any other form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is incorporated by reference herein.

Item 2.	Exhibits.
     The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation(A)
3.2	Amendment to Certificate of Incorporation (B)
3.3	Amendment to Certificate of Incorporation (C)
3.4	Amended and Restated By-Laws (D)
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Class A Warrant Certificate.*
4.4	Specimen Class B Warrant Certificate.*
4.5	Specimen Class C Warrant Certificate.*
4.6	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*

(A)	Incorporated by reference to Registrant’s Registration Statement on Form S-18 (File No. 33-13609A) filed with the Securities and Exchange Commission
(B)	Incorporated by reference to Amendment No. 3 to Registrant’s Registration Statement on Form SB-2 (File No. 333-130056), filed on May 12, 2006.
(C)	Incorporated by reference to Amendment No. 1 to Form S-1, File No. 333-153549, filed with the Securities and Exchange Commission on November 19, 2008.
(D)	Incorporated by reference to Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 filed with the Securities and Exchange Commission on November 15, 2005.
*	Incorporated by reference to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1, SEC File No. 333-153549, filed on February 10, 2009.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 12, 2009	VELOCITY PORTFOLIO GROUP, INC.
	By:	/s/ James J. Mastriani
		Name:	James J. Mastriani
		Title:	Chief Financial Officer